PAGE 1
                                                                   EX-7.1




            CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
               FOR THE MARCH 25, 1997 DISTRIBUTION DATE


                CSXT Trade Receivables Master Trust
          5.05% Trade Receivables Participation Certificates,
                           Series 1993-1


































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PAGE 2
                  CSXT TRADE RECEIVABLES MASTER TRUST
                  Monthly Distribution Date Statement
                             Series  1993-1
                  CSX Transportation, Inc. (Servicer)

Initial Pool Balance                                          542,490,000
Initial Invested Amount                                       200,000,000
Required Net Series Pool Balance                              239,993,384
Original Investor Allocation Percentage                             44.24%
Certificate Rate                                                     5.05%
Servicing Fee  (Per Annum)                                           0.25%
Original Required Available Subordinated Amount                36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                    130,000,000

MONTHLY ACTIVITY

Total Pool Collections                                        388,690,000
Total New Receivables Sold To Trust  (New Invoices)           400,187,000
Dilutions                                                       7,228,000
Defaulted Receivables  (91 days +)                              5,745,000
Total Pool Recoveries                                                   0
Investment Proceeds for Due Period                                      0
Interline Payables                                            151,157,000
Overconcentration Amount                                                0
Receivables Not Eligible                                                0
Miscellaneous Payments  (Adjustment Payments +
   Transfer Deposit Amounts)                                            0
Monitored Receivables                                          52,594,000
Additions to Monitored Receivables                             13,642,000
Collections of Monitored Receivables                           11,277,000
Total Charged-Off Receivables                                     408,000
Purchaser Adjusted Invested Amount                            125,000,000
Reassigned Receivables                                                  0


MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION

Series 1993-1 Certificate Rate                                       5.05%
Servicing Fee                                                        0.25%
Average Days Sales Outstanding                                       49.0
Monthly Payment Rate                                                61.20%
Yield Reserve                                                   3,000,000
Fee Reserve                                                       136,174





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PAGE 3

INPUTS FROM PREVIOUS SERVICER REPORT

Ending Pool Balance                                           635,153,000
Interline Payables                                            152,491,000
Outstanding Balance                                           482,662,000
Ending Net Receivables Pool Balance                           425,502,000
Ending Series 1993-1 Invested Amount                          200,000,000
Ending Series 1993-1 Available Subordinated Amount             49,252,243
Ending Deferred Monthly Servicing Fee                                   0
Ending Interest Shortfall + Additional Interest                         0
Unallocated Collections                                                 0
Principal Funding Account Balance                                       0
Ending Purchaser Adjusted Invested Amount  (PAIA)             125,000,000
Ending Series Adjusted Invested Amount                        249,252,243

Yield Reserve                                                   3,000,000
Fee Reserve                                                       148,135

Accumulation Period  (Y = 1; N = 2)                                     2
Early Amortization Period  (Y = 1; N = 2)                               2

DELINQUENCY DATA  (As of 2/28/97)
                                                     %     Dollar Amount
1-30 Days From Invoice                              94.51%    603,963,000
31-60 Days From Invoice                              3.72%     23,803,000
61-90 Days From Invoice                              0.86%      5,503,000
91-120 Days From Invoice                             0.24%      1,526,000
121-150 Days From Invoice                            0.49%      3,150,000
151-180 Days From Invoice                            0.08%        491,000
181-210 Days From Invoice                            0.04%        230,000
211-240 Days From Invoice                            0.02%        112,000
Greater Than 240 Days From Invoice                   0.04%        236,000
   Total                                           100.00%    639,014,000

CERTIFICATE REPORTING DATES

Determination Date                                              17-Mar-97
Distribution Date                                               25-Mar-97
Due Period                                                         Feb-97
Series 1993-1 Period Number                                            41
Last Day of Preceding Due Period                                28-Feb-97







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PAGE 4

ALLOCATION PERCENTAGES

Beginning Invested Amount                                     200,000,000
Series Adjusted Invested Amount  (SAIA)                       249,252,243
Purchaser Adjusted Invested Amount  (PAIA)                    125,000,000
Trust Adjusted Invested Amount  (TAIA)                        374,252,243

Series Allocation Percentage  (SAIA / TAIA)                         66.60%
Investor Allocation Percentage                                      89.38%
Investor Ownership Percentage                                       31.49%
Seller Ownership Percentage                                         68.51%

COLLECTIONS

Total Pool Collections                                        388,690,000
Pool Recoveries                                                         0
Total Available Collections                                   388,690,000

Series Allocable Collections
   (SAP * Total Available Collections)                        258,867,799
Series Allocable Miscellaneous Payments                                 0
Available Investor Collections                                231,379,812
Monthly Interest Due                                              841,667
Monthly Interest Paid                                             841,667
Remaining Available Collections                               230,538,145
Beginning Interest Shortfall + Additional
   Interest Due                                                         0
Beginning Interest Shortfall + Additional
   Interest Paid                                                        0
Remaining Available Collections                               230,538,145
Ending Unpaid Interest Shortfall                                        0

Certificateholders' Monthly Servicing Fee                          62,416
Withdrawal                                                         62,416
Remaining Available Collections                               230,475,729

Beginning Deferred Monthly Servicing Fee                                0
Withdrawal                                                              0
Remaining Available Collections  ("Monthly Principal")        230,475,729
Ending Deferred Monthly Servicing Fee                                   0

Charged-Off Amount                                                408,000
Investor Allocable Charged-Off Amount                             128,473
Withdrawal                                                        128,473
Remaining Available Collections                               230,347,256
Investor Charge-Off Shortfall                                           0

Deficiency Amount                                                       0
Available Subordination Draw Amount                                     0
Remaining Investor Charge-Off Shortfall                                 0
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PAGE 5

POOL BALANCE

Beginning Pool Balance                                        635,153,000
Collections                                                  (388,690,000)
New Receivables                                               400,187,000
Dilutions                                                      (7,228,000)
Charged-Off Receivables                                          (408,000)
Ending Pool Balance                                           639,014,000
Interline Payables                                           (151,157,000)
Ending Outstanding Balance                                    487,857,000
Ending Net Receivables Pool Balance                           429,518,000
Ending Net Series Pool Balance                                286,059,274

REQUIRED NET SERIES POOL BALANCE

Subordination Percentage (Current Due Period)                       19.76%

Beginning Available Subordinated Amount                        49,252,243
Required Subordination Draw Amount                                      0
Invested Amount                                               200,000,000
Ending Available Subordinated Amount                           49,252,243
Yield Reserve                                                   3,000,000
Fee Reserve                                                       136,174
Initial Invested Amount - Invested Amount                               0
Required Net Series Pool Balance                              252,388,417

NEW ALLOCATION PERCENTAGES

Ending Invested Amount                                        200,000,000
Ending Series Adjusted Invested Amount  (SAIA)                249,252,243

Ending Purchaser Adjusted Invested Amount  (PAIA)             125,000,000
Ending Trust Adjusted Invested Amount  (TAIA)                 374,252,243

Ending Series Allocation Percentage  (SAIA / TAIA)                  66.60%
Ending Investor Allocation Percentage                               88.23%
Ending Investor Ownership Percentage                                31.30%
Ending Seller Ownership Percentage                                  68.70%

CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES

A. Dilution Percentage                                               1.13%
B. Monitored Receivables (As a Percentage of Pool Balance)
       Additions to Monitored Receivables                            2.13%
       Collections of Monitored Receivables                          1.76%
       Net Additions/Reductions to Monitored Receivables             0.37%


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PAGE 6

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                          0
Beginning Investor Charge-Offs per $1,000 Certificate                0.00
Additional Investor Charge-Offs                                         0
Additional Investor Charge-Offs per $1,000 Certificate               0.00

Reimbursements:
   Reinstatement of Investor Certificates                               0
   Reinstatement of Investor Certificates per
       $1,000 Certificate                                            0.00
Ending Investor Charge-Offs                                             0
Ending Investor Charge-Offs per $1,000 Certificate                   0.00


AMORTIZATION EVENTS
(Yes = 1;  No = 2)                                                    Y/N

1. Breach of material covenant or agreement pursuant to
   the Pooling and Servicing Agreement uncured for 30 days              2
2. Breach of representation or warranty not corrected for
   30 days                                                              2
3. Bankruptcy, insolvency or receivership of Seller or CSX              2
4. Trust is deemed an "Investment Company"                              2
5. CSXT fails to convey Receivables to Seller and Servicer
   fails to make deposit to Retained Collection Account                 2
6. Required Net Series Pool Balance exceeds Net Series Pool
   Balance                                                              2
7. Any Series 1993-1 Servicer Default                                   2
8. Termination Notice delivered to Servicer                             2
9. Invested Amount of Series not paid in full on Expected
   Final Payment Date                                                   2
10.Average Monthly Payment Rate for the three preceding Due
   Periods is less than 25%                                             2


AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount                             128,473
Investor Recoveries                                                     0
Aggregate Investor Allocable Charged-Off Amount                   128,473
Aggregate Investor Allocable Charged-Off Amount as a
   Percentage of Ending Series Invested Amount                       0.06%
Loss Reserve                                                   26,000,000




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PAGE 7


SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)

Calculation of Subordination Percentage

A. Subordination Percentage Floor                                   13.00%

B. I.  Dilutions
       (a) Dilution Ratio -Greatest 2-month rolling average
       for prior 12 due periods                                      1.14%
       (b) Dilution Percentage- (5 * B.I.(a))                        5.70%

   II. Delinquencies
       (a)  Delinquency Ratio - Greatest 3-month rolling
             average for prior 12 Due Periods                        0.05%
       (b)  Delinquency Percentage  (7.5 * B.II.(a))                 0.38%

   III.Monitored Receivables
       (a)  Monitored Receivables Ratio - Greatest 3-month
       rolling average for prior 12 Due Periods                      1.58%
       (b)  Monitored Receivables Percentage
             (7.5 * B.III.(a))                                      11.87%

   IV. Loss Percentage  (B.II. + B.III.)                            12.25%

   V.  Sum of Dilution and Loss Percentages (B.I. + B.IV.)          17.95%

C. 1.  Alternate Dilutions
       (a)  Dilution Ratio - Greatest 2-month rolling
             average for prior 12 Due Periods                        1.14%
       (b)  Alternate Dilution Percentage  (4 * C.I.(a))             4.56%

   II. Alternate Delinquencies
       (a)  Alternate Delinquency Percentage                         0.40%

   III.Alternate Monitored Receivables
       (a)  Alternate Monitored Receivables Percentage              14.80%

   IV. Alternate Loss Percentage  (C.II. + C. III.)                 15.20%

   V.  Sum of Alternate Dilution and Alternate Loss
       Percentages                                                  19.76%

D. Subordination Percentage  (Greatest of A.,
   B.V., or C.V.)                                                   19.76%



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PAGE 8

POOL FACTOR

Beginning Invested Amount                                     200,000,000
Ending Invested Amount                                        200,000,000
Pool Factor                                                     1.0000000


ALLOCATION OF COLLECTIONS TO PRINCIPAL

Total Collections                                             388,690,000

Available Investor Collections                                230,347,256
Monthly Principal                                                       0
Available Principal Collections                               230,347,256


I. Revolving Period:
   Unallocated Collections                                              0
   Amounts Paid to Seller  (Seller's Interest)                230,347,256

II.Accumulation Period / Early Amortization Period:
   Controlled Accumulation Amount                                       0
   Controlled Deposit Amount                                            0
   Monthly Principal Deposited into Principal Funding
       Account                                                          0
   Excess Collections                                                   0
   Excess Collections Paid To Seller                                    0
   Beginning Principal Funding Account Balance                          0
   Deposits to Principal Funding Account                                0
   Ending Principal Funding Account Balance                             0


DISTRIBUTION TO CERTIFICATEHOLDERS

Total Amount Distributed                                       841,666.67
Total Amount Allocable to Interest                             841,666.67
Total Amount Allocable to Interest per
   $1,000 of Certificates                                            4.21
Total Amount Allocable to Principal                                  0.00
Total Amount Allocable to Principal per
   $1,000 of Certificates                                            0.00
Pool Factor                                                     1.0000000






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PAGE 9

SERIES 1993-1 INVESTED AMOUNT

Beginning Invested Amount                                     200,000,000
Additional Investor Charge-Offs                                         0
Reimbursement of Investor Charge-Offs                                   0
Unallocated Collections                                                 0

Invested Amount Before Principal Amortization                 200,000,000


Principal on Deposit in Principal Funding Account                       0
Ending Invested Amount                                        200,000,000



Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                    841,667






I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented,and is correct to the best of my knowledge.

                                                  /s/ JAMES FEESER
                                                  ----------------
                                                  James Feeser
                                                  Assistant Controller

















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PAGE 10
                  CSXT TRADE RECEIVABLES MASTER TRUST

            Certificateholders' Distribution Date Statement
                           Series  1993-1
                  CSX Transportation, Inc.  (Servicer)

   Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller, (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Distribution Date:  March 25, 1997

Due Period:  February 1, 1997 through February 28, 1997

POOL COLLECTIONS

   Aggregate amount of Collections                         388,690,000.00

   Pool Balance as of the last day of the
       preceding Due Period                                639,014,000.00

ALLOCATION PERCENTAGES

   Series 1993-1 Allocation Percentage                              66.60%

   Investor Allocation Percentage                                   89.38%

   Investor Ownership Percentage                                    31.49%

DISTRIBUTION TO CERTIFICATEHOLDERS

Total amount distributed to Certificateholders                 841,666.67

Total amount distributed to Certificateholders
   allocable to Interest                                       841,666.67
Total amount distributed allocable to Interest
   per $1,000 of Certificates                                        4.21

Total amount distributed to Certificateholders
   allocable to Principal                                            0.00
Total amount distributed allocable to Principal
   per $1,000 of Certificates                                        0.00

Pool Factor                                                     1.0000000
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CERTIFICATE INVESTED AMOUNTS

Series 1993-1 Invested Amount
Amounts on deposit in the Principal Funding Account                  0.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                 200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount for the Due
   Period                                                      128,473.00


SUBORDINATION PERCENTAGE

Subordination Percentage for the Current Due Period                 19.76%

Ending Available Subordinated Amount                        49,252,243.27

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                       0.00
Beginning Investor Charge-Offs per $1,000 Certificate                0.00

Additional Investor Charge-Offs                                      0.00
Additional Investor Charge-Offs per $1,000 Certificate               0.00

Reimbursements:
Reinstatement of Investor Certificates                               0.00
Reinstatement of Investor Certificates per $1,000
   Certificate                                                       0.00

Ending Investor Charge-Offs                                          0.00
Ending Investor Charge-Offs per $1,000 Certificate                   0.00


POOL BALANCES

Pool Balance as of the last day of the preceding
  Due Period                                               639,014,000.00

Ending Net Receivables Pool Balance                        429,518,000.00

Ending Net Series Pool Balance                             286,059,273.96

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